POWER OF ATTORNEY


       Know all persons by these presents, that I, John W. Thomas III, the undersigned, of NewBridge Bank, Greensboro, hereby make, constitute and appoint each of Robin A. Huneycutt and Michael W. Shelton, and each of them, signing singly, my true and lawful attorney-in-fact for me and in my name, place and stead, giving each said person full and equal power to act in my name, place and stead, to do the following:

       (i)	Execute for and on behalf of myself, in my
capacity as an officer and/or director of NewBridge Bancorp
(the Company), Forms 3, 4 and 5 in accordance with Section
16(a) of the Securities and Exchange Act of 1934, as amended (?1934 Act?), and the rules and regulations adopted thereunder;

       (ii)	Do and perform any and all acts for and on
behalf of myself that may be necessary or desirable, as determined by such attorney-in-fact, to complete and execute such Forms 3, 4 or 5; complete and execute any amendment or amendments thereto; and file such forms with the United States Securities and Exchange Commission, any other governmental or administrative authority, and/or any stock exchange or similar authority; and

       (iii)	Take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be a benefit to, in the best interest of, and/or legally required by me.

       I hereby grant to each such attorney-in-fact full power and authority to do and perform every act which is required, necessary or proper to be done in the exercise of any of the rights and powers herein granted as I might or could do if personally present, with full power of substitution or revocation, and I hereby ratify and confirm all that such attorney-in-fact, or such attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Execution by the named attorney-in-fact alone shall be sufficient and shall be deemed my act in whatever capacity I might have so acted in my own right. I acknowledge that the foregoing attorneys-in-fact, and serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the 1934 Act.

       This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.



       This Power of Attorney is effective immediately and shall not be effected by my subsequent incapacity or mental incompetence.

Date: December 19, 2007		Signature:


		/s/ John W. Thomas III



STATE OF NORTH CAROLINA

COUNTY OF ______________


       On this the ___ day of ________________, 2007, personally
appeared before me the said named _____________________, known to me to be the person described in and who executed the foregoing instrument, and she/he acknowledged that she/he executed the same and, being duly sworn by me, made oath that the statements in the foregoing instrument are true and correct.


                                           _____________________________
__________
                                           Notary Public


My Commission Expires:

____________________________

(SEAL)

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